As filed with the Securities and Exchange Commission on April 24, 2009
Registration Number 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

XRS Corporation
(Exact name of registrant as specified in its charter)

Minnesota		41-1641815
(State of incorporation)		(I.R.S. Employer Identification No.)
965 Prairie Center Drive
Eden Prairie, Minnesota, 55344
(Address of principal executive offices)

XRS Corporation 2007 Long-Term Incentive and Stock Option Plan
(Full titles of the Plans)

Michael W. Weber
Chief Financial Officer
XRS Corporation
965 Prairie Center Drive
Eden Prairie, Minnesota, 55344
(952) 707-5600
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated File ☐	Smaller Reporting Company ☑

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered		Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
	Common Stock, $0.01 par value	2,450,698	$2.945	$7,217,306	$929.59
(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares as may be issuable under the Plan referenced above as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of Registrant’s common stock.

(2)
Estimated solely for the purpose of determining the registration fee. In accordance with Rule 457(c) and (h)(1) under the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are calculated based on the average of the high and low sale prices per share of the Registrant’s common stock as quoted on the NASDAQ Capital Market on May 9, 2014.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,450,698 shares of the Registrant’s common stock to be issued pursuant to the XRS Corporation 2007 Long-Term Incentive and Stock Option Plan (As Amended and Restated February 4, 2009) (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statement previously filed with the Securities and Exchange Commission relating to the Plan (File No. 333-158785) is incorporated by reference herein, except as to the Item provided below.

PART II

Item 8. Exhibits

The following is a complete list of Exhibits filed or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description of Exhibits

3.1
Fourth Amended and Restated Articles of Incorporation, as amended through August 13, 2012 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“Commission”) on August 13, 2012).

3.2	Bylaws, as amended through August 13, 2012 (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed with the Commission on August 13, 2012).

5	Opinion of Faegre Baker Daniels LLP, counsel for the Registrant.

23.1	Consent of Faegre Baker Daniels LLP (included in Exhibit 5 to this Registration Statement).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Powers of Attorney.

99
2007 Long-Term Incentive and Stock Option Plan (As Amended and Restated February 4, 2009) (incorporated by reference to Appendix A to the Registrant’s Proxy Statement for its Annual Meeting of Shareholders filed with the Commission on December 22, 2008).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Eden Prairie, State of Minnesota on the ninth day of May.

XRS Corporation

By:	/s/ Michael W. Weber
Michael W. Weber
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on May 9, 2014 by the following persons in the capacities indicated:

By:	/s/ John J. Coughlan
John J. Coughlan, Chairman and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Michael W. Weber
Michael W. Weber, Chief Financial Officer (Principal Financial
and Accounting Officer)

By:	/s/ Mark E. Claeys*
Mark E. Claeys, Director

By:	/s/ Donald R. Dixon*
Donald R. Dixon, Director

By:	/s/ Thomas G. Hudson*
Thomas G. Hudson, Director

By:	/s/ Christopher P. Marshall*
Christopher P. Marshall, Director

By:	/s/ Michael J. Paxton*
Michael J. Paxton, Director

By:	/s/ Karen T. Van Lith*
Karen T. Van Lith, Director

*
John J. Coughlan, by signing his name hereto, does hereby sign this document on behalf of each of the above-named directors of the Registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ John J. Coughlan
John J. Coughlan

EXHIBIT INDEX

Exhibit No.	Description of Exhibits	Method of Filing

3.1	Fourth Amended and Restated Articles of Incorporation, as amended through August 13, 2012	Incorporated by reference

3.2	Bylaws, as amended through August 13, 2012	Incorporated by reference

5	Opinion of Faegre Baker Daniels LLP, counsel for the Registrant	Filed electronically

23.1	Consent of Faegre Baker Daniels LLP	Contained in Exhibit 5 to this Registration Statement

23.2	Consent of Grant Thornton LLP	Filed electronically

24	Powers of Attorney	Filed electronically

99	2007 Long-Term Incentive and Stock Option Plan, as amended and restated February 4, 2009	Incorporated by reference